EXHIBIT 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

JW PARTNERS, LP

JW OPPORTUNITIES MASTER FUND, LTD.

JW ASSET MANAGEMENT, LLC

JW GP, LLC

JASON G. WILD